UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 28, 2006
NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-2960	72-1123385
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3850 North Causeway, Suite 1770
Metairie, Louisiana	70002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (504) 838-8222
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
Amended Credit Agreement
Code of Ethics for Directors, Officers and Employees

Item 1.01 Entry into a Material Definitive Agreement.
     On December 29, 2006, Newpark Resources, Inc. and certain of its domestic subsidiaries entered into an agreement for a revolving Credit Facility with certain lenders, JPMorgan Chase Bank, N.A., as agent and letter of credit issuer, and Bank of America, N.A., as syndication agent. The revolving Credit Facility is in the aggregate face amount of $100.0 million and matures on June 25, 2011. The Credit Facility is secured by a first lien on Newpark’s domestic accounts receivable and inventory and by a second lien on its tangible and intangible assets.
     Eligibility under the Credit Facility is based on a percentage of Newpark’s eligible consolidated accounts receivable and inventory as defined in the Credit Facility. The Credit Facility bears interest at either JP Morgan Chase published prime rate or the three-month LIBOR rate plus a spread determined quarterly based upon the average availability under the Credit Facility during the prior quarter. Newpark determines which interest rate to apply to the advances under the Credit Facility. The Credit Facility contains a fixed charge coverage ratio and a consolidated leverage ratio. Newpark is required to supply the agent with Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K under the Credit Facility. Newpark also must supply regular reports to the agent. The Credit Facility also limits Newpark’s ability to pay dividends on its common stock.
     Other than in respect of the agreement governing the Credit Facility and the agreement governing the Term Credit Agreement that Newpark entered into on August 18, 2006, no material relationship exists between Newpark or its affiliates and any of the parties to that agreement. This summary of the Credit Facility is qualified in its entirety by the text of that agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On December 28, 2006, the Board of Directors of Newpark Resources, Inc. granted Paul L. Howes, President and Chief Executive Officer, a stock option to purchase 80,000 shares of Common Stock under the 2006 Equity Incentive Plan at an exercise price of $7.17 per share, equal to the fair market value of the Common Stock on the date of grant. The option vests in three equal annual installments over a three-year term and expires on December 28, 2013.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
     On December 28, 2006, the Board of Directors of Newpark Resources, Inc. amended the Company’s Code of Business Conduct and Ethics to expand existing policies of the Company. The Code of Ethics is attached to this Current Report on Form 8-K as Exhibit 14.1 and incorporated herein by reference. A copy of the Code of Ethics is also posted in the corporate governance section of Newpark’s website at www.newpark.com and is available in print, without charge, for any stockholder who requests it, by contacting Newpark at the following address: Newpark Resources, Inc., 3850 North Causeway Blvd., Suite 1770, Metairie, Louisiana 70002, Attention: Corporate Secretary.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Amended and Restated Credit Agreement, dated as of December 29, 2006, by and among Newpark Resources, Inc., certain of its domestic subsidiaries, certain lenders, JPMorgan Chase Bank, N.A., as agent and LC Issuer, and Bank of America, N.A., as syndication agent.

14.1	Newpark Resources, Inc. Code of Ethics for Directors, Officers and Employees.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: January 4, 2007	By: /s/ James E. Braun

James E. Braun,
Vice President and Chief Financial Officer
(Principal Financial Officer)

Exhibit Index
10.1	Amended and Restated Credit Agreement, dated as of December 29, 2006, by and among Newpark Resources, Inc., certain of its domestic subsidiaries, certain lenders, JPMorgan Chase Bank, N.A., as agent and LC Issuer, and Bank of America, N.A., as syndication agent.

14.1	Newpark Resources, Inc. Code of Ethics for Directors, Officers and Employees.